Exhibit 3.9

STATE OF NEVADA
BARBARA K. CEGAVSKE
Secretary of State		Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
KIMBERLEY PERONDI		Telephone (775) 684-5708
Deputy Secretary		Fax (775) 684-7138
for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

RARUS TECHNOLOGIES INC.	Job: C20180502-0512
May 2, 2018
NV

Special Handling Instructions:

Amendment to Designation FSC EM RA 5/2 CEF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended Designation	20180200404-11	5/1/2018 4:56:55 PM	1	$175.00	$175.00
24 Hour Expedite	20180200404-11	5/1/2018 4:56:55 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	5253014331726694503075	$300.00

Total		$300.00

	Credit Balance:	$0.00

Job Contents:

File Stamped Copy 1

RARUS TECHNOLOGIES INC.

NV

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

	Filed in the office of /s/ Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20180200404-11 Filing Date and Time 05/01/2018 4:56 PM Entity Number E0322312010-2

Amendment to Certificate of Designation After Issuance of Class or Series (PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955 – After Issuance of Class or Series)

1. Name of corporation:

RARUS TECHNOLOGIES INC.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

SERIES A PREFERRED STOCK

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Paragraph 5, Voting Rights, is hereby amended and restated in its entirety as follows:

5. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, on an as-converted basis, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which (continued, see attached)

5. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

/s/ David Lazar
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected.

Revised: 1-5-15

ATTACHMENT TO

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF DESIGNATION

FOR NEVADA PROFIT CORPORATIONS

FOR

RARUS TECHNOLOGIES INC.

SERIES A PREFERRED STOCK

The certificate of designation for the Series A Preferred Stock of Rarus Technologies Inc., a Nevada corporation, is hereby amended as follows:

Paragraph 5. Voting Rights. Is hereby amended and restated in its entirety as follows:

5. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, on an as-converted basis, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).